Gibraltar Reports Third-Quarter Financial Results

•	Sales and Adjusted EPS Exceed Top End of Guidance

•	End Markets Continue Gradual Improvement

•	Frank Heard to Become CEO on January 1; Brian Lipke to Remain Chairman

Buffalo, New York, October 28, 2014 - Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and distributor of products for residential and industrial markets, today reported its financial results for the three- and nine-month periods ended September 30, 2014. All financial metrics in this release reflect only the Company’s continuing operations unless otherwise noted.
The Company also announced in a separate news release today that current President and Chief Operating Officer Frank Heard will become Gibraltar’s President and Chief Executive Officer on January 1, 2015. Brian Lipke will remain as the Company’s Chairman.
Third-Quarter Consolidated Results
Gibraltar’s net sales for the third quarter of 2014 increased 8% to $234.1 million, compared with $217.4 million for the third quarter of 2013. Third-quarter 2014 adjusted net income was $9.5 million, or $0.30 per diluted share, compared with adjusted net income of $9.6 million, or $0.31 per diluted share, in the third quarter of 2013. The adjusted third-quarter 2014 results exclude special items with an after-tax net gain totaling $0.1 million resulting primarily from acquisition-related gains and exit activity costs related to business restructuring, with no net effect on earnings per share. The adjusted net income for the third quarter of 2013 excluded after-tax special charges of $23.3 million, or $0.75 per diluted share, resulting primarily from impairment charges related to the Company’s European businesses. Including these items in the respective periods, the Company’s third-quarter 2014 GAAP results were net income of $9.6 million, or $0.31 per diluted share, compared with net loss of $13.7 million, or $0.44 per share, in the third quarter of 2013.
Nine-month Consolidated Results
For the nine months ended September 30, 2014, total net sales increased 3% to $660.1 million, from $638.7 million in the comparable 2013 period. Adjusted net income from continuing operations was $13.9 million, or $0.44 per diluted share, compared with $19.0 million, or $0.61 per diluted share, in the comparable period of 2013. The adjusted results for the first nine months of 2014 exclude after-tax special charges resulting primarily from the net of acquisition-related gains and exit activity costs related to business restructuring, with no net effect on earnings. Adjusted net income for the first nine months of 2013 excluded after-tax special charges of $28.6 million, or $0.92 per diluted share, resulting primarily from impairment charges and costs related to the Company’s successful re-financing of its senior subordinated notes. Including these items, GAAP net income for the first nine months of 2014 was $13.9 million, or $0.45 per diluted share, compared with the net loss of $9.6 million, or $0.31 per diluted share, in the comparable period of 2013.
Management Comments
“Gibraltar’s top-line for the third quarter was better than our guidance of $228 to $232 million,” said Chairman and Chief Executive Officer Brian Lipke. “The growth was driven by accelerating residential market demand for our new centralized postal storage solutions, as well as modestly higher sales volume in our roofing-related businesses. These factors contributed to stronger-than-anticipated revenues in our Residential Products segment. Net sales were also up, year-over-year, in our Industrial and Infrastructure Products segment due to favorable volume and pricing in sales to energy and manufacturing-related customers.”
“We were able to deliver this revenue growth without any significant lift from our end markets, where demand remains generally soft,” Lipke said. “Our strategic growth initiatives in postal and residential air management products are putting Gibraltar in a stronger position to control its own destiny, largely independent of underlying market trends such as housing starts.”

“The Company’s adjusted EPS for the third quarter exceeded the high end of our guidance of $0.23 to $0.27, and were approximately equal with prior-year results,” said Lipke. “Gibraltar’s adjusted EPS improved substantially on a sequential basis. In addition to our previously announced manufacturing consolidation and distribution channel initiatives, we completed staffing reductions during the quarter. These margin improvement initiatives plus reduced benefit claims contributed to our sequential improvement in earnings.”
Third-Quarter Segment Results
Residential Products
Third-quarter 2014 net sales in Gibraltar’s Residential Products segment increased 13% to $122.1 million, compared with $108.4 million for the third quarter of 2013. Third-quarter 2014 adjusted operating margin increased 10 basis points year over year to 11.6%. Sales growth in this segment reflected strong demand for postal storage products. The segment’s equivalent adjusted operating margin reflected the benefit of higher volume, offset by price reductions provided in certain product lines and costs to build out manufacturing capacity.
Industrial and Infrastructure Products
Third-quarter 2014 net sales in Gibraltar’s Industrial & Infrastructure Products segment increased 3% to $112.0 million, compared to $109.0 million for the third quarter 2013. Third-quarter 2014 adjusted operating margin improved over the second quarter but decreased 160 basis points year over year to 6.0%. Sales in the segment reflected improving volume in the industrial markets partially offset by lower shipment volumes to the transportation infrastructure market. This segment’s adjusted operating margin reflected a less profitable mix compared with the year-earlier quarter due to lower infrastructure shipments. Higher raw material costs also contributed to the reduced margins for the segment.
Outlook
“Looking ahead near-term, we continue to expect demand in the fourth quarter to benefit from orders for postal products as overall end market demand becomes seasonally slower,” Gibraltar President Frank Heard said. “This should lead to consolidated top-line growth of 4% to $193 to $198 million for the fourth quarter, with full-year revenues in the range of $853 to $858 million, a 3% increase compared with 2013.”
“On the bottom line for the fourth quarter, higher raw material costs and a less favorable sales mix are expected to weigh on results,” said Heard. “As a result, we anticipate reporting adjusted fourth-quarter earnings per share between a loss of $0.02 and income of $0.03, compared with $0.08 for the same period last year, and $0.42 to $0.47 for full-year 2014, compared with $0.69 in 2013. We expect GAAP earnings per share of $0.42 to $0.47 for full-year 2014, compared with a loss of $0.18 in 2013.”
“Looking forward to 2015, a number of economic indicators suggest a strengthening in demand for building products, compared with conditions in 2014,” Heard said. “With the operational enhancements that we have implemented this past year, we are better positioned to capitalize on end-market growth and deliver improved financial results in the year ahead.”
“Most importantly, we have established Gibraltar as a market leader in key applications in the residential and transportation infrastructure markets where growth drivers have the potential to outweigh cyclical factors in the economy over the next three to five years,” said Heard. “At the same time, our business simplification and product cost reduction initiatives should enable us to significantly improve the margin leverage in our business model.”
Third-Quarter Conference Call Details
Gibraltar has scheduled a conference call today starting at 9:00 a.m. ET to review its results for the third quarter of 2014. Interested parties may access the call by dialing (877) 407-5790 or (201) 689-8328. The presentation slides that will be discussed in the conference call are expected to be available this morning, prior to the start of the call. The slides may be downloaded from the Gibraltar website: http://www.gibraltar1.com. A webcast replay of the conference call and a copy of the transcript will be available on the website following the call.
About Gibraltar
Gibraltar Industries is a leading manufacturer and distributor of building products, focused on residential and low-rise commercial building markets, as well as industrial and transportation infrastructure markets. The Company generates more than 80% of its sales from products that hold leading positions in their markets, and serves customers across North America and Europe. Gibraltar’s strategy is to grow organically by expanding its product portfolio and penetration of existing customer accounts, while broadening its market and geographic coverage through the acquisition of companies with leadership positions in adjacent product categories. Comprehensive information about Gibraltar can be found on its website at http://www.gibraltar1.com.

Safe Harbor Statement
Information contained in this news release, other than historical information, contains forward-looking statements and is subject to a number of risk factors, uncertainties, and assumptions. Risk factors that could affect these statements include, but are not limited to, the following: the availability of raw materials and the effects of changing raw material prices on the Company’s results of operations; energy prices and usage; changing demand for the Company’s products and services; changes in the liquidity of the capital and credit markets; risks associated with the integration of acquisitions; and changes in interest and tax rates. In addition, such forward-looking statements could also be affected by general industry and market conditions, as well as general economic and political conditions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.
Non-GAAP Financial Data
To supplement Gibraltar’s consolidated financial statements presented on a GAAP basis, Gibraltar also presented certain adjusted financial data in this news release. Adjusted financial data excluded special charges consisting of intangible asset impairments, restructuring primarily associated with the closing and consolidation of our facilities, acquisition-related items, and note re-financing costs. These adjustments are shown in the non-GAAP reconciliation of adjusted operating results excluding special charges provided in the financial schedules that accompany this news release. The Company believes that the presentation of results excluding special charges provides meaningful supplemental data to investors, as well as management, that are indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. Special charges are excluded since they may not be considered directly related to our ongoing business operations. These adjusted measures should not be viewed as a substitute for our GAAP results, and may be different than adjusted measures used by other companies.
Next Earnings Announcement
Gibraltar expects to release its financial results for the three- and twelve-month periods ending December 31, 2014, on Wednesday, February 18, 2015, and hold its earnings conference call later that morning, starting at 9:00 a.m. ET.
Contact:
Kenneth Smith
Chief Financial Officer
716.826.6500 ext. 3217
kwsmith@gibraltar1.com

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net Sales	$234,101	$217,412	$660,093	$638,732
Cost of sales	192,523	175,650	548,528	516,087
Gross profit	41,578	41,762	111,565	122,645
Selling, general, and administrative expense	23,186	24,754	78,167	84,158
Intangible asset impairment	—	23,160	—	23,160
Income (loss) from operations	18,392	(6,152)	33,398	15,327
Interest expense	3,657	3,828	10,988	18,678
Other income	(664)	(66)	(172)	(141)
Income (loss) before taxes	15,399	(9,914)	22,582	(3,210)
Provision for income taxes	5,828	3,813	8,666	6,428
Income (loss) from continuing operations	9,571	(13,727)	13,916	(9,638)
Discontinued operations:
Loss before taxes	(51)	—	(51)	(7)
Benefit of income taxes	(20)	—	(20)	(3)
Loss from discontinued operations	(31)	—	(31)	(4)
Net income (loss)	$9,540	$(13,727)	$13,885	$(9,642)
Net earnings per share – Basic:
Income (loss) from continuing operations	$0.31	$(0.44)	$0.45	$(0.31)
Loss from discontinued operations	(0.01)	—	(0.01)	—
Net income (loss)	$0.30	$(0.44)	$0.44	$(0.31)
Weighted average shares outstanding – Basic	31,083	30,946	31,046	30,916
Net earnings per share – Diluted:
Income (loss) from continuing operations	$0.31	$(0.44)	$0.45	$(0.31)
Loss from discontinued operations	(0.01)	—	(0.01)	—
Net income (loss)	$0.30	$(0.44)	$0.44	$(0.31)
Weighted average shares outstanding – Diluted	31,298	30,946	31,256	30,916

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	September 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$101,013	$97,039
Accounts receivable, net of reserve of $4,625 and $4,774 in 2014 and 2013	120,257	90,082
Inventories	126,085	121,152
Other current assets	15,992	14,127
Total current assets	363,347	322,400
Property, plant, and equipment, net	130,819	131,752
Goodwill	340,882	341,174
Acquired intangibles	87,259	91,777
Other assets	7,201	7,059
	$929,508	$894,162
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$92,163	$69,625
Accrued expenses	52,031	49,879
Current maturities of long-term debt	400	409
Total current liabilities	144,594	119,913
Long-term debt	213,200	213,598
Deferred income taxes	55,144	55,124
Other non-current liabilities	30,730	33,778
Shareholders’ equity:
Preferred stock, $0.01 par value; authorized 10,000 shares; none outstanding	—	—
Common stock, $0.01 par value; authorized 50,000 shares; 31,318 and 31,131 shares issued in 2014 and 2013	313	311
Additional paid-in capital	246,374	243,389
Retained earnings	250,334	236,449
Accumulated other comprehensive loss	(5,861)	(3,585)
Cost of 424 and 395 common shares held in treasury in 2014 and 2013	(5,320)	(4,815)
Total shareholders’ equity	485,840	471,749
	$929,508	$894,162

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2014	2013
Cash Flows from Operating Activities
Net income (loss)	$13,885	$(9,642)
Loss from discontinued operations	(31)	(4)
Income (loss) from continuing operations	13,916	(9,638)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Intangible asset impairment	—	23,160
Depreciation and amortization	19,452	20,396
Stock compensation expense	2,379	2,138
Other non-cash adjustments	(1,579)	4,002
Non-cash charges to interest expense	772	736
Provision for deferred income taxes	77	33
Loss on early note redemption	—	7,166
Increase (decrease) in cash resulting from changes in the following (excluding the effects of acquisitions):
Accounts receivable	(33,031)	(25,352)
Inventories	(5,526)	(211)
Other current assets and other assets	(1,202)	(602)
Accounts payable	22,260	11,919
Accrued expenses and other non-current liabilities	667	4,169
Net cash provided by operating activities of continuing operations	18,185	37,916
Net cash used in operating activities of discontinued operations	(40)	(9)
Net cash provided by operating activities	18,145	37,907
Cash Flows from Investing Activities
Purchases of property, plant, and equipment	(19,180)	(8,816)
Net proceeds from sale of property and equipment	5,958	12,447
Cash paid for acquisitions, net of cash acquired	—	(5,344)
Other investing activities	121	—
Net cash used in investing activities	(13,101)	(1,713)
Cash Flows from Financing Activities
Proceeds from long-term debt	—	210,000
Long-term debt payments	(407)	(205,084)
Payment of deferred financing costs	—	(3,858)
Payment of note redemption fees	—	(3,702)
Purchase of treasury stock at market prices	(505)	(642)
Net proceeds from issuance of common stock	508	342
Excess tax benefit from stock compensation	99	62
Net cash used in financing activities	(305)	(2,882)
Effect of exchange rate changes on cash	(765)	(492)
Net increase in cash and cash equivalents	3,974	32,820
Cash and cash equivalents at beginning of year	97,039	48,028
Cash and cash equivalents at end of period	$101,013	$80,848

GIBRALTAR INDUSTRIES, INC.
Non-GAAP Reconciliation of Adjusted Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30, 2014
	As Reported In GAAP Statements	Acquisition Related Items	Restructuring Costs	Adjusted Statement of Operations
Net Sales
Residential Products	$122,100	$—	$—	$122,100
Industrial & Infrastructure Products	112,329	—	—	112,329
Less Inter-Segment Sales	(328)	—	—	(328)
	112,001	—	—	112,001
Consolidated sales	234,101	—	—	234,101

Income from operations
Residential Products	13,694	—	487	14,181
Industrial & Infrastructure Products	6,574	—	175	6,749
Segment Income	20,268	—	662	20,930
Unallocated corporate expense	(1,876)	(781)	—	(2,657)
Consolidated income from operations	18,392	(781)	662	18,273

Interest expense	3,657	—	—	3,657
Other expense	(664)	—	—	(664)
Income (loss) before income taxes	15,399	(781)	662	15,280
Provision for (benefit of) income taxes	5,828	(290)	257	5,795
Income (loss) from continuing operations	$9,571	$(491)	$405	$9,485
Income (loss) from continuing operations per share – diluted	$0.31	$(0.02)	$0.01	$0.30

Operating margin
Residential Products	11.2%	—%	0.4%	11.6%
Industrial & Infrastructure Products	5.9%	—%	0.2%	6.0%
Segments Margin	8.7%	—%	0.3%	8.9%
Consolidated	7.9%	(0.3)%	0.3%	7.8%

GIBRALTAR INDUSTRIES, INC.
Non-GAAP Reconciliation of Adjusted Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30, 2013
	As Reported In GAAP Statements	Acquisition Related Items	Intangible Asset Impairment	Restructuring Costs	Adjusted Statement of Operations
Net Sales
Residential Products	$108,424	$—	$—	$—	$108,424
Industrial & Infrastructure Products	109,645	—	—	—	109,645
Less Inter-Segment Sales	(657)	—	—	—	(657)
	108,988	—	—	—	108,988
Consolidated sales	217,412	—	—	—	217,412

Income from operations
Residential Products	10,068	69	1,000	1,342	12,479
Industrial & Infrastructure Products	(13,876)	6	22,160	(1)	8,289
Segment Income	(3,808)	75	23,160	1,341	20,768
Unallocated corporate expense	(2,344)	70	—	—	(2,274)
Consolidated (loss) income from operations	(6,152)	145	23,160	1,341	18,494

Interest expense	3,828	—	—	—	3,828
Other income	(66)	—	—	—	(66)
(Loss) income before income taxes	(9,914)	145	23,160	1,341	14,732
Provision for income taxes	3,813	64	753	541	5,171
(Loss) income from continuing operations	$(13,727)	$81	$22,407	$800	$9,561
(Loss) income from continuing operations per share – diluted	$(0.44)	$—	$0.72	$0.03	$0.31

Operating margin
Residential Products	9.3%	0.1%	0.9%	1.2%	11.5%
Industrial & Infrastructure Products	(12.7)%	—%	20.3%	—%	7.6%
Segment Margin	(1.8)%	—%	10.7%	0.6%	9.6%
Consolidated	(2.8)%	0.1%	10.7%	0.6%	8.5%

GIBRALTAR INDUSTRIES, INC.
Non-GAAP Reconciliation of Adjusted Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Nine Months Ended September 30, 2014
	As Reported In GAAP Statements	Acquisition Related Items	Restructuring Costs	Adjusted Statement of Operations
Net Sales
Residential Products	$326,483	$—	$—	$326,483
Industrial & Infrastructure Products	334,613	—	—	334,613
Less Inter-Segment Sales	(1,003)	—	—	(1,003)
	333,610	—	—	333,610
Consolidated sales	660,093	—	—	660,093

Income from operations
Residential Products	26,740	206	632	27,578
Industrial & Infrastructure Products	15,727	—	634	16,361
Segment Income	42,467	206	1,266	43,939
Unallocated corporate expense	(9,069)	(1,521)	—	(10,590)
Consolidated income from operations	33,398	(1,315)	1,266	33,349

Interest expense	10,988	—	—	10,988
Other expense	(172)	—	—	(172)
Income (loss) before income taxes	22,582	(1,315)	1,266	22,533
Provision for (benefit of) income taxes	8,666	(484)	482	8,664
Income (loss) from continuing operations	$13,916	$(831)	$784	$13,869
Income (loss) from continuing operations per share – diluted	$0.45	$(0.04)	$0.03	$0.44

Operating margin
Residential Products	8.2%	0.1%	0.2%	8.4%
Industrial & Infrastructure Products	4.7%	—%	0.2%	4.9%
Segments Margin	6.4%	—%	0.2%	6.7%
Consolidated	5.1%	(0.2)%	0.2%	5.1%

GIBRALTAR INDUSTRIES, INC.
Non-GAAP Reconciliation of Adjusted Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Nine Months Ended September 30, 2013
	As Reported In GAAP Statements	Acquisition Related Items	Intangible Asset Impairment	Restructuring Costs	Note Refinancing	Adjusted Statement of Operations
Net Sales
Residential Products	$308,536	$—	$—	$—	$—	$308,536
Industrial & Infrastructure Products	331,689	—	—	—	—	331,689
Less Inter-Segment Sales	(1,493)	—	—	—	—	(1,493)
	330,196	—	—	—	—	330,196
Consolidated sales	638,732	—	—	—	—	638,732

Income from operations
Residential Products	29,925	69	1,000	2,052	—	33,046
Industrial & Infrastructure Products	724	209	22,160	74	—	23,167
Segment Income	30,649	278	23,160	2,126	—	56,213
Unallocated corporate expense	(15,322)	190	—	127	—	(15,005)
Consolidated income from operations	15,327	468	23,160	2,253	—	41,208

Interest expense	18,678	—	—	—	(7,166)	11,512
Other income	(141)	—	—	—	—	(141)
(Loss) income before income taxes	(3,210)	468	23,160	2,253	7,166	29,837
Provision for income taxes	6,428	182	753	876	2,616	10,855
(Loss) income from continuing operations	$(9,638)	$286	$22,407	$1,377	$4,550	$18,982
(Loss) income from continuing operations per share – diluted	$(0.31)	$0.01	$0.72	$0.04	$0.15	$0.61

Operating margin
Residential Products	9.7%	—%	0.3%	0.7%	—%	10.7%
Industrial & Infrastructure Products	0.2%	0.1%	6.7%	—%	—%	7.0%
Segment Margin	4.8%	—%	3.6%	0.3%	—%	8.8%
Consolidated	2.4%	0.1%	3.6%	0.4%	—%	6.5%